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                                                                 Exhibit 10.20.1


                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                     BETWEEN

                               CAMBREX CORPORATION

                                       AND

                                   ----------

     WHEREAS, Cambrex Corporation, a Delaware corporation (the "Company"), and _______________ (the "Employee") have previously entered into an Employment Agreement dated as of February 6, 2006 (the "Employment Agreement" herein), which Employment Agreement will become effective upon the occurrence of any one of the several enumerated events specified therein; and

     WHEREAS, the Company has determined that the terms of the Employment Agreement as currently in effect do not adequately protect the interests of the Employee in all circumstances if one or more of such enumerated events should occur; and

     WHEREAS, the Company desires that the Employee continue in its employ after the date hereof; and

     WHEREAS, to induce the Employee to remain in its employ, the Company is willing to amend the Employment Agreement in the manner hereinafter set forth.

     NOW, THEREFORE, the Employment Agreement is amended in the manner set forth below.

     1. Section 4(b)(ii) of the Employment Agreement is deleted and replaced with the following language:

               (ii) Annual Bonus. In addition to Base Salary, the Employee shall be eligible (but not entitled) to receive, for each fiscal year during the Employment Period, an annual bonus (an "Annual Bonus") (either pursuant to any incentive bonus plan maintained by the Company or otherwise) in cash, restricted stock, restricted stock units or other forms of remuneration on the same basis as with respect to the fiscal year immediately preceding the fiscal year in which the Effective Date occurs.

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     2. Section 6(d)(i)(B) of the Employment Agreement is deleted and replaced with the following language:

          B. the product of (x) the highest Annual Bonus earned by the Employee during the three fiscal years immediately preceding the Date of Termination and
(y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination and the denominator of which is three hundred sixty-five (365); and

     3. Section 6(d)(i)(F)(i) of the Employment Agreement is deleted and replaced with the following language:

          F. a lump-sum payment equal to the excess of (a) the actuarial equivalent of the benefit under the retirement plan of the Company or a subsidiary of the Company in which the Employee is a participant at the date hereof or any successor retirement plan (the "Retirement Plan") (and the supplemental and/or excess retirement plan, if any) the Employee would receive if he remained employed by the Company at the compensation level provided for in
Section 6(d)(i) of this Agreement through the end of the Employment Period, assuming Employee was fully vested under such plan(s), over (b) the actuarial equivalent of the actual benefit, if any, the Employee is to receive under the Retirement Plan (and the supplemental and/or excess retirement plan), utilizing, in each case, the payment option available under the Retirement Plan (and the supplemental and/or excess retirement plan) which will produce the greatest lump-sum benefit to the Employee. The actuarial equivalent for determining the lump sum payment will use GAR94 Unisex Mortality Table at a 7% interest rate; and

     4. Section 6(d)(i)(F)(ii) of the Employment Agreement is deleted and replaced with the following language:

          (ii) for the remainder of the Employment Period, or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Employee and/or the Employee's family at least equal to those which would have been provided to them as if the Employee's employment had not been terminated, in accordance with the most favorable employee benefit plans) of the Company and its subsidiaries (including health insurance and life insurance) during the ninety-day period immediately preceding the Effective Date or, if more favorable to the Employee, as in effect at any time thereafter with respect to other key employees and their families, and for purposes of eligibility for retiree benefits pursuant to such employee welfare benefit plans, the Employee shall be considered to have remained employed until the end of the Employment Period and to have retired on the last day of such period; and

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     5. This Amendment to the Employment Agreement shall be effective as of the date hereof. The Employment Agreement shall continue in full force and effect and, except as otherwise expressly amended hereby, is reaffirmed in all respects.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of November 1, 2006.

DATED:                                  CAMBREX CORPORATION


November 1, 2006                        By:
                                            ------------------------------------

                                            ------------------------------------
                                            Chairman, President and
                                            Chief Executive Officer


DATED:                                  EMPLOYEE


November 1, 2006                        ----------------------------------------